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                                                               EXHIBIT 10.4.2


                  SECOND AMENDMENT TO NETOBJECTS LICENSE AGREEMENT
                              Agreement Number: L97063

     This is the Second Amendment to the NetObjects License Agreement Number L97063, dated March 18, 1997 (the "Agreement"). This Second Amendment to the Agreement between NetObjects Corporation with an address at 2055 Woodside Road, Redwood City, California 94062 ("NetObjects") and International Business Machines Corporation with an address at Route 100, Somers, New York 10589 ("IBM") ("Amendment") is effective as of October 7, 1997. All capitalized terms and definitions used in this Amendment and not otherwise defined herein shall have the meanings given them in the Agreement.

     In consideration of the covenants and agreements contained herein, the parties hereto agree to amend the Agreement as follows:

I. THE FOLLOWING IS HEREBY ADDED TO SECTION 5.0 OF EXHIBIT B OF THE AGREEMENT AS THE THIRD PARAGRAPH OF SECTION 5.0 (FOLLOWING THE PAYMENT SCHEDULE):

In the even NetObjects requests that IBM make a payment in advance of the date such payment becomes due under the above schedule, IBM shall make this payment and NetObjects agrees to pay IBM interest on the advance payment at rate of 7.5% per annum. This interest will start accruing on the date that such advance payment is made by IBM, and will continue to accrue until the date that such payment becomes due under the foregoing payment schedule.

The interest expense incurred by NetObjects is payable to IBM quarterly, on the last day of each calendar quarter. The sum of all payments made under the above schedule and the advance payments made by IBM to NetObjects hereunder will not exceed the total amount due NetObjects under the foregoing schedule (i.e. $10,452,800.00).

For example, if IBM pays NetObjects a $3,000,000.00 advance on August 1, 1997, 7.5% interest will accrue on the full $3,000,000.00 from August 1 until September 30, 1997. On September 30, the 7.5% interest payment that has accrued from August 1 until September 30 will be paid to IBM. On October 1, 1997, a payment of $1,493,257.00 becomes due under the foregoing schedule. From October 1, 1997 until January 1, 1998, 7.5% interest will continue to accrue on the remaining $1,506,743.00 ($3,000,000.00 - $1,493,257.00). On December 31, the
7.5% interest payment that has accrued from September 30 until December 31 will be paid to IBM, and on January 1, 1998 a payment of $1,493,257.00 becomes due under the foregoing schedule, so that interest will continue to accrue only on the $13,486 that remains outstanding.


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The Agreement remains in full force and effect in accordance with its terms, except as such terms have been expressly modified by this Amendment. In the event of any conflict between the terms of this Amendment and the terms of the Agreement, this Amendment shall control. This Amendment constitutes the entire understanding of the parties with respect to its subject matter and merges and supersedes all prior communications, understandings and agreements between the parties concerning the subject matter hereof. This Agreement shall not be modified except by a writing subsequently dated, signed on behalf of each party by a duly authorized representative.

This Amendment is executed by the authorized representatives of the parties as of this date first set forth above.

NETOBJECTS, INC.

By: /s/ Michael J. Shannahan

Name:  Michael J. Shannahan

Title:  Chief Financial Officer

Date:     Sept. 30, 1997
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INTERNATIONAL BUSINESS MACHINES CORPORATION

By:

Name:

Title:

Date:
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